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                   EXHIBIT 23g(1) - FORM OF CUSTODY AGREEMENT


                                CUSTODY AGREEMENT


         AGREEMENT, dated as of __________, 2001, between New York Life Investment Management Institutional Funds, a business trust organized and existing under the laws of the State of Delaware having its principal office and place of business at 169 Lackawanna Avenue, Parsippany, New Jersey 07064 (the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 ("Custodian").

                              W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth the Fund and Custodian agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words shall have the meanings set forth below:

         1. "AUTHORIZED PERSON" shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund's board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as
Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

         2. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

         3. "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

         4. "BUSINESS DAY" shall mean any day on which Custodian and relevant Depositories are open for business.

         5. "CERTIFICATE" shall mean any notice, instruction, or other instrument its writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission arid signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.
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         6. "COMPOSITE CURRENCY UNIT" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted froze time to tune.

         7. "DEPOSITORY" shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

         8. "FOREIGN DEPOSITORY" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

         9. "INSTRUCTIONS" shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission tines.

         10. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

         11. "SERIES" shall mean the various portfolios, if any, of the Fund listed on Schedule 11 hereto, and if none are listed references to Series shall be references to the Fund.

         12. "SECURITIES" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

         13. "SUBCUSTODIAN" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, and their respective successors and nominees.

                                   ARTICLE II
                       APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

         1. (a) The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain, books and records segregating the assets of each Series from

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the assets of any other Series. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Fund.

                  (c) Custodian, may from time to time establish on its books and records such sub-accounts within each Account as the Fund and Custodian may agree upon (each a "Special Account"), and Custodian, shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

                  (d) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Fund and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Fund may specify in a Certificate of Instructions.

         2. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

                  (b) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

                  (c) This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

                  (d) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

                  (e) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

                  (f) Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the 40 Act), has determined that use of each Subcustodian (including any Replacement Custodian) and each Depository which Custodian or any Subcustodian is authorized to utilize in accordance with Section 1(a) of Article III hereof, satisfies the applicable requirements of the 40 Act and Rules 17f-4 or 17f-5 thereunder, as the case may be;

                  (g) The Fund or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks

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associated with maintaining assets with such Foreign Depository within the meaning of Rule l7f-7 under the `40 Act;

                  (h) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Fund, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

                  (i) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the `40 Act:

                  (j) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the `40 Act;

                  (k) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

                  (l) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

         3. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian's request a Forma FR U-1 (or successor form) whenever the Fund borrows from Custodian, any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

                                  ARTICLE III
                          CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by it from time to tune for the Fund's account. Custodian shall be entitled to utilize Depositories, Subcustodians, and, subject to subsection (c) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign. Depository will be held subject to the rules, terms and conditions of such, entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians

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participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian, shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration., or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund's board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the `40 Act and Rule 17f-5 thereunder.

                  (c) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and
(ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

                  (d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees first, that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians, from trade associations of which Custodian is a member froze time to time, or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks, and second, that information supplied by Custodian with respect to the status of an institution as a Foreign Depository or utilized by Custodian to conclude that an institution is a Foreign Depository shall be limited to information supplied by such institution without any independent verification. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry,
(e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

         2. Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

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         3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

                  (b) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

                  (c) Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;

                  (d) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

                  (e) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

                  (f) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

                  (g) Endorse for collection checks, drafts or other negotiable instruments.

         4. (a) Custodian shall notify the Fund of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.

                  (c) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer-discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York tune) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Fund). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

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         5. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Fund any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty shall be to provide the Fund with access to a provider of global proxy services at the Fund's request. The Fund shall be responsible for all costs associated with its use of such services.

         6. Custodian shall promptly advise the Fund upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

         7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

         8. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have

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received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns notwithstanding the termination of this Agreement.

         9. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such tune and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash-denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

                  (c) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or other vise through customary banking channels. The Fund may issue a standing Certificate or Instructions with .respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

                  (d) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Fund understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

         10. Custodian shall promptly send to the Fund (a) any reports it receives from a Depository on such Depository's system of internal accounting control, and (b) such reports on

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its own system of internal accounting control as the Fund may reasonably request from time to time.

                                   ARTICLE IV
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT

         1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

         2. The Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments anal deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Fund assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

         3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

         1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York

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under the Fund's Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of
Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on Custodian's books.

         2. If the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing,
(d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the `40 Act and the Fund's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE VI
                          SALE AND REDEMPTION OF SHARES

         1. Wherever the Fund shall sell any shares issued by the Fund ("Shares") it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or

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
Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

         2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

         3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption, of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

         4. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check, charge the amount thereof against the money held in the Account of the Series of the Shares being redeemed, provided, that if the Fund or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.

                                  ARTICLE VII
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

         1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

         2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

                                  ARTICLE VIII
                              CONCERNING CUSTODIAN

         1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable .for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against the Fund, except those Losses arising out of Custodian's own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, of any Foreign Depositories. With respect to any Losses incurred by the Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to the Fund shall be limited to amounts so received from such

Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall BNY or any Subcustodian be liable:
(i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of
Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, any Foreign Depository; or
(viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

         (c) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

         (d) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct.

This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

         2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

                  (b) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

                  (c) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                  (d) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

                  (e) The legality of the declaration or payment of any dividend or distribution by the Fund;

                  (f) The legality of any borrowing by the Fund;

                  (g) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

                  (h) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker; dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer; futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian's receipt or non-receipt of any such payment; or

                  (i) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

         3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

         4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

         5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

         6. The Fund shall pay to Custodian the fees and charges as tray be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services as may be applicable. The Fund shall reimburse Custodian for all costs associated with the conversion of the Fund's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Fund shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

         7. Custodian has the right to debit any cash account for any amount payable by the Fund in connection with any and all obligations of the Fund to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

         8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system, offered by Custodian, the Fund's use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

         9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the `40 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian, shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

         10. It is understood that Custodian is authorized to supply any information, regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

         11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

         1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than 52,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian which shall be a bank or trust company having not less than 52,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

         2. If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

         1. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 100 Church Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be Given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 260 Cherry Hill Road, Parsippany, NJ, or at such other place as the Fund may from time to time designate in writing.

         4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

         5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

         6. This Agreement skull be construed in accordance with the substantive laws of. the State of New `Fork, without regard to conflicts of laws principles thereof The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                  NEW YORK LIFE INVESTMENT
                                  MANAGEMENT INSTITUTIONAL FUNDS



                                  By:
                                     ------------------------------------------

                                  Title:

                                  Tax Identification No:



                                  THE BANK OF NEW YORK



                                  By:
                                     ------------------------------------------

                                  Title:  JORGE E. RAMOS, VP

                                   SCHEDULE I

                        CERTIFICATE OF AUTHORIZED PERSONS

                   (THE FUND - ORAL AND WRITTEN INSTRUCTIONS)

         The undersigned hereby certifies that he/she is the duly elected and acting ____________________ of New York Life Investment Management Institutional Funds (the "Fund"), and further certifies that the following officers or employees of the Fund lave been duly authorized in conformity with the fund's Articles of Incorporation and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Fund and Custodian dated April 6, 2001, and that the signatures appearing opposite their names are true and correct:




-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

-----------------------------      -----------------------------       -----------------------------

Name                               Title                               Signature

         This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]                              By:
                                       ----------------------------------------

                                        Title:

Date:

                                   SCHEDULE II

                                     SERIES


New York Life Investment Management Institutional Prime Cash Fund

New York Life Investment Management Institutional U.S. Government Cash Fund

New York Life Investment Management Institutional Treasury Cash Fund

                                   APPENDIX I

                              THE BANK OF NEW YORK

                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS

                  (a) License; Use. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person the Fund of software enabling the Fund to obtain access to the System (the "Software"), Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, malting inquiries or otherwise communicating with Custodian in connection with the Account(s). The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software. The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim trade therefor) by Custodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall you attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian's prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian's request.

                  (b) Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

                  (c) Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.

                  (d) Modifications. Custodian reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without Custodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

                  (e) NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE FUND ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

                  (f) Security; Reliance; Unauthorized Use. The Fund will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control arid safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

                  (g) System Acknowledgments. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.

                  (h) EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS.

DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

     (i) ENCRYPTION. The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

M U T U A L  F U N D S

                         DOMESTIC CUSTODIAN FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

SAFEKEEPING/INCOME COLLECTION/REPORTING VIA LASER/DTC AFFIRMATIONS

         3/4th of one basis point per annum, per portfolio, on the month-end market value of portfolio securities.

SECURITY TRANSACTION CHARGES/PAYDOWNS

         $ 8       Book-Entry - DTC/FRB/PTC

         $10 Foreign Currency Transactions Movement not executed with The Bank of New York

         $30       Physicals, Futures, Options, Principal Paydowns

         $40       Eurodollar CD's

OTHER TRANSACTION CHARGES

         $ 6.00 Bank Official Checks, Fed Wires In/Out, Future Maintenance Margins.

         $ 1.50 Debits and Credits to Custody Accounts not related to securities transactions.

CASH RESERVES

Cash Reserve is a Demand Cash Account of The Bank of New York. On a daily basis, available balances are automatically swept into the Cash Reserve as the last transaction of the evening of the exact dollar amount available for investment. Earnings are indexed to The Bank of New York cost of funds and overdrafts are computed at 2% above the Federal Funds rate on the day of the overdraft. If overdraft charges exceed income, the Bank will debit the account for the overdraft expense. The Bank's Cash Reserve vehicle is intended to generate incremental income on each-of-day balances and not intended as an overdraft line. If interest income for the Fund exceeds overdraft charges, the income (accrued daily) will be credited by the first business day of the following month.

OUT-OF-POCKET EXPENSES
None

NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS    THE BANK OF NEW YORK

Approved by:                                Submitted by:
             --------------------------                   ----------------------

         Date:                                     Date:
              --------------------------                 ----------------------

M U T U A L  F U N D S

                              THE BANK OF NEW YORK

                               GLOBAL FEE SCHEDULE

                                       FOR

            NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS



                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
Argentina                                                                      18.00                               70
Australia                                                                       4.00                               50
Austria                                                                         5.00                               65
Bahrain                                                                        60.00                              175
Bangladesh                                                                     45.00                              175
Belgium (reg. bas)                                                              2.00                               60
Belgium (equities and Cpn bds)                                                  4.00                               60
Bermuda                                                                        30.00                               90
Bolivia                                                                        50.00                               95
Botswana                                                                       35.00                               65
Brazil                                                                         30.00                               25
Bulgaria                                                                       50.00                              100
Canada                                                                          2.00                               15
Chile                                                                          30.00                               70
China                                                                          25.00                               60


MUTUAL FUNDS


                              THE BANK OF NEW YORK

                              GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS



                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
Colombia                                                                       50.00                              135
Costa Rica                                                                     15.00                               60
Croatia                                                                        35.00                               65
Cyprus                                                                         15.00                               45
Czech Republic                                                                 23.00                               60
Denmark                                                                         3.00                               85
EASDAQ                                                                          7.00                               55
Ecuador                                                                        55.00                              100
Egypt                                                                          45.00                              120
Estonia                                                                         7.00                               20
Euromarket/Cedel Bank                                                           3.00                               30
Euromarket/Euroclear                                                            2.00                               15
Finland                                                                         8.00                               60
France                                                                          4.00                               60
Germany                                                                         2.00                               35


MUTUAL FUNDS

                              THE BANK OF NEW YORK

                              GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS



                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
Ghana                                                                          35.00                               70
Greece                                                                         30.00                              145
Hong Kong                                                                       8.00                               75
Hungary                                                                        50.00                              175
Iceland                                                                        60.00                              175
India                                                                          50.00                              175
Indonesia                                                                      12.00                              125
Ireland                                                                         3.50                               45
Israel                                                                         35.00                               55
Italy                                                                           4.00                               70
Ivory Coast                                                                    40.00                              155
Jamaica                                                                        35.00                               50
Japan (bonds)                                                                   3.00                               10
Japan equities)                                                                 3.00                               10
Jordan                                                                         45.00                              140

MUTUAL FUNDS

                              THE BANK OF NEW YORK

                              GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
Kazakhstan (T Bills)                                                           35.00                              140
Kazakhstan (Equities)                                                          55.00                              130
Kenya                                                                          35.00                               65
Latvia (equities/bonds)                                                        30.00                               75
Latvia Gov't Bonds                                                             15.00                               75
Lebanon                                                                        25.00                               90
Lithuania                                                                      20.00                               50
Luxembourg                                                                      6.00                               65
Malaysia                                                                        9.00                              125
Malta                                                                          18.00                               50
Mauritius                                                                      40.00                              115
Mexico                                                                         10.00                               25
Morocco                                                                        35.00                              110
Namibia                                                                        35.00                               65
Netherlands                                                                     6.00                               35

M U T U A L  F U N D S

                              THE BANK OF NEW YORK

                               GLOBAL FEE SCHEDULE

                                       FOR

            NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS



                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
New Zealand                                                                     3.50                               65
Nigeria                                                                        35.00                               65
Norway                                                                          3.00                               80
Oman                                                                           60.00                              175
Pakistan                                                                       40.00                              150
Panama                                                                         65.00                               85
Peru                                                                           45.00                              120
Philippines                                                                    12.00                              125
Poland                                                                         35.00                              125
Portugal                                                                       20.00                              100
Romania                                                                        35.00                              100
Russia Equities                                                                45.00                              175
Russia (Min. Fin Bonds)                                                        10.00                              100
Singapore                                                                       8.00                               90
Slovakia                                                                       35.00                              150

MUTUAL FUNDS

                              THE BANK OF NEW YORK

                              GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS



                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
Slovenia                                                                       25.00                              110
South Africa                                                                    1.50                               35
South Korea                                                                    12.50                               25
Spain                                                                           5.00                               55
Sri Lanka                                                                      20.00                               70
Swaziland                                                                      35.00                               65
Sweden                                                                          3.00                               60
Switzerland                                                                     3.00                               75
Taiwan                                                                         17.00                              135
Thailand                                                                        5.00                               45
Trinidad & Tobago                                                              40.00                               75
Tunisia                                                                        40.00                               45
Turkey                                                                         20.00                               75
Ukraine                                                                        30.00                               45
United Kingdom                                                                  3.00                               35

MUTUAL FUNDS

                              THE BANK OF NEW YORK

                              GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS


                                                 Global
                                                                                      Transaction Fee
Countries                                        Safekeeping Fee
                                                                                      (U.S. Dollars)
                                                 *(in basis points)
---------------------------------------------------------------------------------------------------------------------
United Kingdom (gilts)                                                          3.50                               50
Uruguay                                                                        50.00                               65
Venezuela                                                                      50.00                              175
Zambia                                                                         35.00                               70
Zimbabwe                                                                       35.00                               65




* Fee expressed in basis points per annum is calculated based upon month end market value.

MINIMUM FEE FOR USE OF OUR GLOBAL NETWORK

$500 per month, per portfolio.

THIRD PARTY FOREIGN EXCHANGE SETTLEMENTS

$50 per non-USD currency movement

MINIMUM CHARGES IMPOSED BY AGENT BANKS/LOCAL ADMINISTRATORS

Brazil - 15 basis points for annual administrative charges

Chile - USD $17,500 - $20,000 per annum minimum administration charge

Colombia - USD $600 per month minimum administration charge

Ecuador - USD $800 monthly minimum per relationship

M U T U A L  F U N D S

                              THE BANK OF NEW YORK

                               GLOBAL FEE SCHEDULE

                                       FOR

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS




Egypt - USD $400 monthly minimum per relationship

ADDITIONAL CHARGES
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, extraordinary tele-communication fees or other unusual expenses which are unique to a country in which our clients is investing will be in addition to the stated fees.





NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS    THE BANK OF NEW YORK

Approved by:                                Submitted by:
             --------------------------                   ----------------------

         Date:                                     Date:
              --------------------------                 ----------------------

M U T U A L  F U ND S

                           DOMESTIC CUSTODIAN SERVICES

            NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS


CUSTOMER CONTACT

         - Portfolio trades are coordinated by a dedicated administrative group reacting to instructions from your authorized persons

         - The group consists of a senior officer in charge, administrators assigned based on activity and complexity, and ample backup on hand to ensure responsiveness to your needs-

SAFEKEEPING OF SECURITIES

         -    We are a direct member of all major depository systems,

         - Agreements are in place with sub-custodians for book-entry municipal bond programs.

         - Vault Operations are constantly monitored via closed-circuit security systems.

OPTIONS/FUTURES

         -    Issue escrow or depository receipts.

         - Collect premiums and effect closing purchase transactions for covered call options.

         -    Issue guarantee letters for put options.

         -    Agreements are in place with numerous Futures Commission Merchants
              (FCMs), to settle transactions and service maintenance margin requirements.

         - Segregated accounts are maintained to comply with collateral agreements with contra-brokers.

INCOME COLLECTION/PAYDOWNS

         - Dividends and interest due to the account are pre-posted on the payable date.

         - Proceeds from maturing securities are credited on the redemption date.

         - Paydowns on GNMA, FNMA, FHLMC, and CMOs are posted on payable date.

M U T U A L  F U ND S

                           DOMESTIC CUSTODIAN SERVICES

            NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS


         - Securities requiring registration are held in our nominee name to facilitate both sales and income collection.

REPORTS

The following reports are provided to allow your staff to monitor portfolio cash and security transactions:

         - Daily Custodian Account Journal includes portfolio and cash transactions of the previous business day.

         - Cash Balance Projection Report includes all trades reported to us that have not settled through the previous business day. Pending dividends, interest, maturities, and called bonds are also listed on this report.

         - List of Assets reflects securities and cash held in the custodian account available daily, weekly, monthly, etc.

         - Monthly Cash Statement - summary of all Daily Custodian Account Journal activity for the previous month.

Our Cash Management Report is another of our on-line systems capabilities providing real-time settlement data regarding the current days activity in your account. The activity would include pending and settled trades, income, paydowns, and maturity payments as well as cash balances- This information puts effective cash management in your hands.

Another of our dynamic on-line systems is called QTRAK. This on-line module of our system can be used to notify the bank of any inquiries regarding securities related problems. You can use QTRAK to route your inquiries directly to your Custody Administrative Team. QTRAK allows for prioritization of each inquiry and response, and permits you to monitor progress on each item as it is being researched. Many of the Bank's clients have found QTRAK to be an excellent tool in achieving timely resolutions to their questions.

GENERAL SERVICING

         -    Prompt notification of corporate actions.

         -    Corporate literature directly forwarded upon receipt.

         -    Payment of your authorized corporate expenses.

The Bank of New York offers comprehensive global custody and foreign exchange services to its open and closed-end mutual fund clients in full compliance with applicable Rules of The Investment Company Act of 1940: The Bank is fully qualified to accept Foreign Custody Manager delegation from the Board of Directors.

17f-5/17f-7 Information

         - Information packages contain country profiles, law opinions, and sub-custodian contracts-

         - Strict financial and operational requirements are complied with and agreed to by each sub-custodian in the network.

         - Ongoing compliance is monitored by our dedicated network management group.

SAFEKEEPING

         -    Potential to invest in 100 countries.

         - Centralized input-output via electronic banking finks ensure direct control and prompt service.

         - All securities are maintained with the sub-custodian in the country of settlement in either book-entry or physical form.

FOREIGN EXCHANGE

         - Spot and Forward Contracts, Time Options, Swaps, Options, and Watch Orders.

         - Derivative Option Products - strategic products that allow the client to structure risk/return parameters.

         - Advisory Service - Corporate Foreign Exchange Group provides a constant commentary on market developments. The group also will help clients critique their foreign exchange exposure and advise on how to best manage it.

CORPORATE ACTIONS

         - Corporate action notification from sub-custodians in the global network verified against daily information extracted from Valorinform, EXTEL, and Reuters.

INCOME COLLECTION

         -    Payment guarantees are provided in all countries.

TAX RECLAIMS

         - Automatically file for the reclamation of excess tax withheld from foreign dividend and interest payments when applicable.

         - Prefiling is available in certain countries to ensure withholding at the treaty rate.

GLOBAL CUSTODY REPORTING

         - Consolidate all international investments in one concise reporting package. Package includes settled and unsettled trades, changes in registration status, monthly asset listings, and monthly cash summary statements.